UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CUNO Incorporated

(Name of Registrant as Specified in Its Charter)

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[GRAPHIC]

Notice of Annual Meeting of Stockholders March 3, 2005 and Proxy Statement

CUNO Incorporated 400 Research Parkway Meriden, Connecticut 06450

[GRAPHIC]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 3, 2005

To our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders of CUNO Incorporated at the Four Points by Sheraton Meriden, 275 Research Parkway, Meriden, Connecticut on March 3, 2005, at 10:00 a.m. At the Annual Meeting, the Stockholders will vote to:

1.	Elect two Class III Directors, each for a three-year term expiring in 2008.

2.	Reapprove the performance goals in the Company’s Executive Management Incentive Plan (“EMIP”).

3.	Approve the appointment of PricewaterhouseCoopers LLP as independent auditors.

4.	Transact other business which may be properly brought before the meeting.

The Board of Directors has determined that stockholders of record at the close of business on January 20, 2005, are entitled to notice of and to vote at the meeting. A list of stockholders of the Company as of the close of business on January 20, 2005 will be available for inspection during business hours commencing February 22, 2005 at the Company’s offices at 400 Research Parkway, Meriden, Connecticut and will also be available at the Annual Meeting.

YOUR VOTE IS IMPORTANT

Please vote all proxies you receive. Stockholders of record can vote any one of three ways:

•	By Telephone: Call the toll-free number on your Proxy Card to vote by phone.

•	Via Internet: Visit the website on your Proxy Card to vote via the Internet.

•	By Mail: Mark, sign, date and mail your Proxy Card in the enclosed postage-paid envelope.

The method by which you decide to vote will not limit your right to vote at the Annual Meeting. If you later decide to attend the Annual Meeting in person, you may vote your shares even if you previously have submitted a proxy.

An admission ticket, which is required for entry into the Annual Meeting, is attached to your Proxy Card. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ JOHN A. TOMICH
JOHN A. TOMICH
General Counsel and Secretary

February 2, 2005

PROXY STATEMENT

Annual Meeting of Stockholders

March 3, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CUNO Incorporated (the “Company”) to be used at the Company’s 2005 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. The meeting will be held at the Four Points by Sheraton Meriden, 275 Research Parkway, Meriden, Connecticut on March 3, 2005, at 10:00 a.m. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about February 2, 2005.

VOTING SHARES

The Board of Directors has fixed the close of business on January 20, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. The Company’s voting securities outstanding on January 20, 2005, consisted of 17,168,249 shares of its $.001 par value common stock (“Common Stock”). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. A plurality of the votes cast in person or by proxy is required to elect the nominees for director. The affirmative vote of a majority of the shares present in person or by proxy is required to (i) reapprove the performance goals in the Company’s Executive Management Incentive Plan (“EMIP”); and (ii) approve the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company’s financial statements for fiscal year ending October 31, 2005.

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. Each unrevoked Proxy Card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated, FOR the reapproval of the performance goals in the EMIP, and FOR the approval of PricewaterhouseCoopers LLP as auditors.

All shares represented by effective proxies marked “abstain” will be counted as present for purposes of reaching a quorum at the Annual Meeting or any adjournments or postponements thereof. Abstentions will be treated as shares present and entitled to vote for any proposal presented at the Annual Meeting or any adjournments or postponements thereof. With respect to any matter brought before the Annual Meeting or any adjournments or postponements thereof, other than for the election of directors, an abstention will have the same effect as a vote cast against a proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will have no effect on the vote on such matter.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.

Directors of Class III, whose terms of office expire at the Annual Meeting on March 3, 2005, are Mr. C. Edward Midgley and Mr. Frederick C. Flynn, Jr. The Board has nominated these candidates for reelection as directors for a term ending at the 2008 Annual Meeting based upon the outstanding service each has rendered to the Company; and they have consented to serve if elected. It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and, if no specification is made on a signed and returned proxy, to vote such proxy FOR the election as directors the nominees listed in the table below to serve for a term of three years and until a successor shall be elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY.

The Board of Directors has no reason to believe that the persons nominated will not be available. If a vacancy or vacancies among the original nominees occurs prior to the Annual Meeting, shares represented by the proxies so appointed may be voted for a substitute nominee or nominees designated by the Board of Directors and will be voted for the remaining nominee, if any. In any event, the shares represented by the proxy will be voted for the election of the nominees unless instructed to the contrary.

Each stockholder will be entitled to vote the number of shares of Common Stock held as of the record date by such stockholder for the number of directors to be elected. Stockholders will not be allowed to cumulate their votes in the election for directors.

INFORMATION ABOUT THE NOMINEES

C. Edward Midgley, age 68 - Director since 1995

Class III Director (present term expires in 2005)

Mr. Midgley has been a director of the Company since 1995, when the Company was a subsidiary of Commercial Intertech Corp. Mr. Midgley is an independent financial consultant. He retired as a Senior Advisor with UBS Warburg in 2002. From 1995 until November 2000, he was an Advisory Director of PaineWebber Incorporated. From 1992 until 1995, he was Co-Head of Investment Banking, Executive Managing Director, Head of Mergers and Acquisitions and a Member of the Board of Directors of Kidder, Peabody & Co. Incorporated. He holds a bachelor of arts degree in Economics from Princeton University and a master’s degree in Business Administration from Harvard Business School.

Frederick C. Flynn, Jr., age 54 – Director since 1999

Class III Director (present term expires in 2005)

Mr. Flynn has been a director of the Company, Senior Vice President – Finance and Administration, Chief Financial Officer, and Assistant Secretary of the Company since January 1999. From 1997 through 1998, he served as Senior Vice President – Finance and Chief Financial Officer of GE Capital Information Technology Solutions, a computer systems distributor and service provider. In 1996 he was Senior Vice President – Finance of National Medical Care, Inc., a healthcare services provider, and from 1979 to 1995 he was with United Technologies Corporation, the last six years as Vice President – Treasurer. He holds a bachelor of science degree in Economics from Boston College and a master’s degree in Business Administration from the University of Connecticut.

INFORMATION ABOUT THE OTHER DIRECTORS

Joel B. Alvord, age 66 - Director since 1996

Class I Director (present term expires in 2006)

Mr. Alvord has been a director of the Company since August 1996. He is President and Managing Director of Shawmut Capital Partners. Prior to joining Shawmut Capital Partners, he was Chairman of Fleet Financial Group for two years, after it was merged with Shawmut National Corporation. Mr. Alvord served as Chief Executive Officer of Shawmut National Corporation from 1987 to 1995. He was educated at Loomis Chaffee School and Dartmouth College, where he holds a bachelor’s degree in History and a master’s degree in Business Administration from the Amos Tuck School of Business Administration. He has been a member of the Board of the Federal Reserve Bank of Boston, FleetBoston Financial, HSB Group, and Swiss Reinsurance Company of North America. He is a trustee of the Wang Center for the Performing Arts and the American Repertory Theater.

Dr. Charles L. Cooney, age 60 - Director since 1996

Class I Director (present term expires in 2006)

Dr. Cooney has been a director of the Company since August 1996. He has been a Professor of Chemical and Biochemical Engineering at the Massachusetts Institute of Technology (“MIT”) since 1982. At MIT he is the Faculty Director of the Deshpande Center for Technological Innovation and co-director of the Program on the Pharmaceutical Industry. In 1992, Dr. Cooney became a founding Fellow for the American Institute for Medical and Biological Engineering. He holds a bachelor of science degree in Chemical Engineering from the University of Pennsylvania and a master’s degree and a Ph.D. in Biochemical Engineering from MIT. Dr. Cooney is also a director of Genzyme Corporation and Biocen Limited.

John M. Galvin, age 72 - Director since 1993

Class I Director (present term expires in 2006)

Mr. Galvin has been a director of the Company since 1993, when the Company was a subsidiary of Commercial Intertech Corp. Since his retirement in 1992 from The Irvine Company, a major landowner and developer that also owns a major portfolio of income property, Mr. Galvin has been a private investor and consultant. From 1987 until 1992, he was Vice Chairman and Director of The Irvine Company. He holds a bachelor’s degree in Business Administration from Indiana University.

Mark G. Kachur, age 61 - Director since 1996

Class II (present term expires in 2007)

Mr. Kachur has been a director of the Company since July 1996, Chairman of the Board since November 1, 1999, President and Chief Executive Officer of the Company since December 1, 1997, and President and Chief Operating Officer of the Company from September 1996 until December 1, 1997. Since joining the Company in 1994, Mr. Kachur has been President of the Company. From 1992 until 1994, he was President and CEO of Biotage, Inc., and from 1971 to 1991, he was with Pall Corporation, the last seven years as a Group Vice President. He holds a bachelor of science degree in Mechanical Engineering from Purdue University and a master’s degree in Business Administration from the University of Hartford. Mr. Kachur is also a director of Connecticut Water Service, Inc.

David L. Swift, age 68 - Director since 1996

Class II (present term expires in 2007)

Mr. Swift has been a director of the Company since August 1996. Mr. Swift retired in 1996 from Acme-Cleveland Corporation, a manufacturer of communications, motion control and measurement products, where he served as Chairman of the Board since 1993 and Chief Executive Officer and President since 1988. He holds a bachelor of science degree from Ball State University and a juris doctorate from the Salmon P. Chase College of Law. Mr. Swift is also a director of Twin Disc, Incorporated.

BOARD MEETINGS AND COMMITTEE INFORMATION

The Board of Directors held seven meetings during fiscal 2004 and established committees to assist in the discharge of its responsibilities. The attendance at the meetings of the Board of Directors and committee meetings during the year was 96%. All directors attended 85% or more of the aggregate meetings of the Board and the Board committees to which they were assigned.

During fiscal 2004, the Board had the following committees: Audit, Compensation and Pension and Corporate Governance and Nominating. Membership and principal responsibilities of the Board committees are described below.

The Audit Committee consisted of the following four members: Messrs. Galvin (Chairman), Midgley, Swift, and Dr. Cooney. During the fiscal year, the Audit Committee held two meetings and two teleconferences with the auditors to review the Company’s quarterly financial results. The Audit Committee has the primary responsibility of overseeing the Company’s financial reporting process on behalf of the Board and reports the results of its activities to the Board. In fulfilling its oversight responsibilities, the Audit Committee selects and evaluates the qualifications and performance of the independent auditors; preapproves all auditing and non-audit services provided by the independent auditors; reviews with such auditors, prior to the commencement of or during such audit for each fiscal year, the scope of the audit to be made; reviews with such auditors and with management the results of the audits, any changes in accounting policies and the services rendered by such auditors (including management consulting fees, if any, and the effect of such services on the independence of such auditors); reviews the Company’s internal audit and control functions; reviews financial statements and reports with management and the auditors; considers such matters relating to the audits and to the accounting procedures employed by the Company, as the Audit Committee may deem appropriate; and reports to the full Board of Directors regarding all of the foregoing. The Audit Committee is required to have at least three directors, all of whom are financially literate, and at least one member who has accounting or related financial management expertise. The Board of Directors has determined that Mr. Galvin qualifies as a financial expert. In addition, Mr. Galvin has been designated as the Audit Committee Financial Expert, as defined by SEC rules and regulations. Each of the members of the Audit Committee is independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and 10A-3 (b) under the Securities Exchange Act of 1934, as amended). See the “Audit Committee Report.” The Audit Committee operates under a written charter adopted by the Company’s Board of Directors, which is attached hereto as Appendix A along with a policy for pre-approval of audit and non-audit services, which is attached hereto as Appendix B.

The Corporate Governance and Nominating Committee, which met two times during the fiscal year, consisted of the following five members: Messrs. Swift (Chairman), Alvord, Galvin, Midgley, and Dr. Cooney. Each of the members of the Corporate Governance and Nominating Committee is independent, as defined by NASDAQ. The Committee has the responsibility to review and administer the corporate governance guidelines of the Company. In addition, the Committee has the responsibility to identify the criteria for Board membership; identify, recruit, review and nominate prospective members of the Board of Directors; evaluate the effectiveness of the Board on a continuing basis and report to the Board any observed deficiency; recommend to the Board the assignment of Board members and Committee chairmen to various Committees; and periodically review the compensation for the Board and make recommendations to the Board regarding any changes in such compensation. The Committee considers matters of corporate governance and reviews and publishes, periodically, to the extent required or considered desirable, the Company’s corporate governance guidelines, Code of Conduct and Code of Ethics for Senior Financial Officers (as required by applicable NASDAQ listing requirements and rules adopted by Securities and Exchange Commission); and reviews, periodically, any plans adopted by the Company that might impact the rights of shareholders or the election of directors. The Committee makes recommendations on the structure of Board meetings and oversees the Company’s processes for providing information to the Board. The Committee will consider director candidates nominated by stockholders on the same basis as other candidates. Any stockholder may nominate a person for election to the Board of Directors by giving written notice to the Chairman of the Corporate Governance and Nominating Committee at the executive offices of the Company and making a recommendation or through written notice given to the Secretary of the Company at the executive offices of the Company not fewer than 45 nor more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year Annual Meeting of Stockholders.

The Compensation and Pension Committee, which met four times during the fiscal year, consisted of the following five members: Messrs. Midgley (Chairman), Alvord, Galvin, Swift and Dr. Cooney. The Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management, except the Chairman and Chief Executive Officer; has the authority to approve incentive and deferred compensation plans, and funding arrangements related thereto, for elected officers and senior management; and administers such plans. The Committee recommends to the non-employee members of the Board of Directors the annual salary, bonus, stock options, performance shares and restricted shares for the Chairman and Chief Executive Officer. Each of the members of the Committee is independent, as defined by NASDAQ; and none of the members of the Compensation Committee were an employee or former employee of the Company. See “Compensation Committee Report on Executive Compensation.” The Committee also has the responsibility of overseeing and evaluating the investments of the Company’s pension plan trusts, selecting fund managers and reviewing their performance and designating the proportion of pension contributions to be assigned to such managers.

The Charters for the Audit Committee, Corporate Governance and Nominating Committee, and Compensation and Pension Committee are available on the Company’s website at www.cuno.com. Stockholders may communicate with the Board of Directors by sending a letter to the Chairman of the Board of Directors at the executive offices of the Company. All members of the Board of Directors attended last year’s Annual Meeting of Stockholders.

Directors’ Compensation

All Directors who are not employees or officers of the Company receive an annual retainer fee in the amount of $36,000. The Chairman of the Audit Committee receives an additional annual retainer fee in the amount of $5,000. The retainer fees are paid quarterly on the last day of each fiscal quarter. Non-employee directors have the option to make an election to receive the retainer in deferred stock units instead of cash. Those directors who opt for the stock unit alternative for a 3-year deferral period will receive a 20% premium in stock units versus the cash option, a 25% premium for a 4-year deferral period, and a 30% premium for a 5-year deferral period. Directors are also reimbursed for reasonable travel and other expenses related to meetings of the Board and committees. Non-employee directors receive non-qualified stock options to purchase 2,000 shares of Common Stock and 250 shares of restricted stock with a 4-year vesting period, annually. Directors who are employees or officers of the Company do not receive compensation for serving as directors or members of committees. Mr. Kachur and Mr. Flynn, as officers of the Company, are not compensated for serving as directors or members of committees of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

EXECUTIVE COMPENSATION

This table shows the compensation paid to the Chief Executive Officer and the other four most highly paid executive officers for the past three fiscal years ending October 31 (each, a “Named Executive Officer”).

Summary Compensation Table

						Long-Term Compensation			All Other Compensation ($)[2]
	Annual Compensation					Awards		Payouts
	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Restricted Stock Awards[1] ($)	Securities Underlying Options (#)	LTIP Payouts ($)

Mark G. Kachur Chairman, President and Chief Executive Officer	2004 2003 2002	494,766 453,609 429,625	800,800 280,800 245,150		17,308 23,423 15,180	1,007,170 384,034 342,458	-0- 36,000 35,708	-0- -0- -0-	5,288 6,000 5,500

Frederick C. Flynn, Jr. Senior Vice President - Finance & Administration, Chief Financial Officer, and Assistant Secretary	2004 2003 2002	299,824 288,136 276,596	-0- 126,225 114,750	[3]	15,000 15,600 14,300	510,109 298,035 283,950	22,000 22,000 19,806	-0- -0- -0-	3,951 3,641 5,500

Thomas J. Hamlin Senior Vice President - Research & Development	2004 2003 2002	209,038 198,707 186,113	175,000 165,000 150,000		12,692 13,200 9,660	87,580 66,000 66,120	15,000 9,000 7,923	-0- -0- -0-	4,885 4,539 5,500

Timothy B. Carney Sr. Vice President - Worldwide Water Group	2004 2003 2002	212,249 186,941 176,909	119,000 121,000 82,500	[3]	10,786 9,660 9,660	61,200 54,450 34,397	14,000 9,000 6,932	-0- -0- -0-	5,865 5,169 5,063

Anthony C. Doina Vice President - Worldwide Fluid Processing	2004 2003 2002	202,129 196,153 189,692	54,000 60,000 48,000	[3]	9,289 9,660 9,660	7,200 -0- 15,019	4,000 17,000 6,932	-0- -0- -0-	6,064 5,914 5,024

[1]	This column shows the market value of restricted share awards on the date of grant. The aggregate holdings/value of restricted stock held on October 31, 2004, by the individuals listed in this table, not including awards which were earned after the end of the fiscal year as part of the Company’s EMIP or the Company’s Management Incentive Plan (“MIP”) and were elected to be taken in the form of restricted stock, as described in the Compensation Committee Report on Executive Compensation were: Mark G. Kachur – 113,371 shares/$3,387,038; Frederick C. Flynn, Jr., – 44,570 shares/$1,364,958; Thomas J. Hamlin – 8,305 shares/$282,654; Timothy B. Carney – 4,175 shares/$133,383; and Anthony C. Doina 982 shares/$29,161.

[2]	Company matching contributions pursuant to the Company 401(k) Plan.

[3]	Pursuant to the Company’s EMIP and MIP, Mr. Flynn elected to take 100% of his bonus in restricted stock. Pursuant to the Company’s MIP, Mr. Carney elected to take 30% of his bonus in restricted stock, and Mr. Doina took 10% of his bonus in restricted stock.

The following table sets forth, for each of the Named Executive Officers, options granted on Common Stock during fiscal year 2004 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.

Option Grants In Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)[1]	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5% ($)[2]	10% ($)[2]
Mark G. Kachur	NONE	N/A	N/A	N/A	N/A	N/A
Frederick C. Flynn, Jr.	22,000	8.4	43.79	12/1/13	605,966	1,535,628
Thomas J. Hamlin	15,000	5.7	43.79	12/1/13	413,159	1,047,019
Timothy B. Carney	14,000	5.3	43.79	12/1/13	385,615	977,218
Anthony C. Doina	4,000	1.5	43.79	12/1/13	110,176	279,205

[1]	The options were granted subject to a three-year vesting period, with 50% of the options granted becoming exercisable on the second anniversary of the grant date and 50% on the third anniversary. No stock appreciation rights were granted. The exercisability of the options may be accelerated in the event of a change in control.

[2]	The dollar amounts indicated in these columns are the result of calculations assuming 5% and 10% growth rates as required by the rules of the Securities and Exchange Commission (“SEC”). These growth rates are not intended by CUNO Incorporated to forecast future appreciation, if any, of the price of CUNO Incorporated Common Stock. The actual value, if any, realized by an executive officer will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

The following table sets forth, for each of the Named Executive Officers, information regarding the exercise of options on the Common Stock during fiscal year 2004 and unexercised options held as of the end of fiscal year 2004 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.

Aggregated Option Exercises In Fiscal Year 2004 And

Fiscal Year-End 2004 Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)[1]
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Mark G. Kachur	100,000	3,948,003	68,184/53,854	2,139,137/1,367,611
Frederick C. Flynn, Jr.	-0-	-0-	55,123/75,903	1,873,893/1,121,370
Thomas J. Hamlin	8,000	335,710	20,071/37,962	638,303/538,473
Timothy B. Carney	3,000	132,467	30,566/36,466	989,036/510,701
Anthony C. Doina	-0-	-0-	27,556/24,466	988,177/520,601

[1]	The value per option is calculated by subtracting the exercise price from the October 29, 2004 (last business day of Fiscal 2004), closing price of the Common Stock on the NASDAQ National Market of $57.50.

The following table sets forth, for each of the Named Executive Officers, long-term incentive awards made during fiscal year 2004 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.

Long-Term Incentive Plan Awards In Last Fiscal Year

The Company made no long term incentive awards during fiscal year 2004.

Employees may retire from the Company with unreduced benefits under the Company’s retirement plans at age 65 or older with 25 or more years of service. The table below shows the estimated annual pension benefits provided under the Company’s defined benefit retirement plans for employees in higher salary classifications retiring at age 65 or later.

Estimated Total Annual Retirement Benefits Under The Pension Plan For

Salaried Employees And Supplemental Executive Retirement Plan

	Years of Service
Remuneration	15	20	25	30	35
200,000	53,581	71,442	89,302	93,767	98,232
300,000	83,581	111,442	139,302	146,267	153,232
400,000	113,581	151,442	189,302	198,767	208,232
500,000	143,581	191,442	239,302	251,267	263,232
600,000	173,581	231,442	289,302	303,767	318,232
700,000	203,581	271,442	339,302	356,267	373,232
800,000	233,581	311,442	389,302	408,767	428,232

Benefits under the plans are calculated generally under a formula of 50% of the participant’s final average compensation reduced by 50% of the participant’s estimated social security benefits, reflected in the table in the form of a straight life annuity. The compensation covered by the pension plan is base salary as set forth in the Salary column of the Summary Compensation Table above. The compensation covered by the supplemental executive retirement plan is also base salary plus bonus for Mr. Kachur, the only participant in such plan. As of December 31, 2004, Mr. Kachur had ten years of credited service, Mr. Flynn, Jr. had five years of credited service, Mr. Hamlin had twenty-one years of credited service, Mr. Carney had twenty years of credited service, and Mr. Doina had ten years of credited service with the Company.

REPORT ON EXECUTIVE COMPENSATION

Overall Policy and Administration

The Company’s executive compensation as developed and administered by the Compensation and Pension Committee of the Board of Directors (the “Compensation Committee”) is designed to preserve and enhance stockholder value in the context of a progressive, global technology and manufacturing company. The executive compensation program links executive and stockholder financial interests by:

•	Motivating executives toward longer term strategic management of assets and operations through stock programs that focus executive attention on increasing stockholder value;

•	Recognizing and rewarding individual contributions and achievements as well as overall business performance via annual incentives tied to the achievement of annual operating, financial and strategic objectives; and

•	Providing a competitive base salary structure and total compensation opportunity to attract and retain the executive, research, technical and other management talent necessary to ensure the Company’s continued profitable growth and maintenance of high technological standards.

The Compensation Committee establishes salaries for corporate officers and administers the Company’s Executive Management Incentive Plan (“EMIP”), Management Incentive Plan (“MIP”), and the 1996 Stock Incentive Plan. In its decision-making process, the Compensation Committee selects and uses independent compensation consultants and may periodically seek input from appropriate Company executives.

Base Salaries

In the aggregate, the Compensation Committee establishes base salaries at or near the market median (50th percentile) of senior executives and other corporate officers in comparably sized technology and manufacturing companies. In addition, other factors may be considered when setting individual salary levels, which may result in salaries above or below the stated target. These factors may include:

•	Availability of talent.

•	The recruiting requirements of the particular situation.

•	Specific research and technical backgrounds.

•	Experience.

•	Anticipated performance.

Any adjustments in the base salaries of senior executives and other corporate officers will normally occur as of December 1 each year and are dependent on such factors as:

•	The executive’s current responsibilities, experience, and performance.

•	Competitive compensation practices at comparably sized technology and manufacturing companies.

•	The Compensation Committee’s assessment regarding the executive’s overall contribution.

Annual Incentive Compensation

The Compensation Committee administers two annual incentive plans covering management participants. The EMIP was approved by stockholders in 1996 and is a performance-based plan in which payouts are set in accordance with the requirements of Internal Revenue Code (“IRC”) Section 162(m). It provides annual incentive compensation opportunities to the Company’s Chief Executive Officer and Chief Financial Officer based solely on the achievement of predetermined financial performance objectives. For a description of the proposal to reapprove the performance goals in the EMIP, see Proposal 2. Target awards, as a percent of base salary, range from 45 to 75% for the participants. In addition to being participants in the EMIP, the Chief Executive Officer and Chief Financial Officer are participants in the MIP.

The Compensation Committee also administers the MIP, which provides compensation that is not performance based as defined in Code Section 162(m), but which is based on Company performance as well as objective and subjective evaluations of individual executive performance. The MIP provides opportunities for Company executives to earn annual incentives based on the achievement of a combination of important financial goals (such as operating and net income, earnings per share, return on sales, return on assets and/or cash flow) for the Company as well as individual objectives. A threshold net income level must be achieved before any payments are made. Bonus targets, as a percent of base salary, range from 10% to 60% for plan participants.

Participants for fiscal 2004 included 150 individuals with target incentive award opportunities primarily based on:

•	Individual responsibility levels.

•	Market median data for comparably sized technology and manufacturing companies.

To enhance the Company’s objectives of encouraging additional stock ownership by management and increasing Company cash flow, certain participants in the EMIP and the MIP may elect to receive up to 100% of their award in restricted stock. If the participant elects to receive restricted stock, the Company increases the award by 20% for a 3 year deferral period, 25% for a 4 year deferral period and 30% for a 5 year deferral period, as selected by the participant. The vesting period associated with the stock award is equal to the deferral period selected and the shares are forfeited in the event a participant voluntarily leaves the Company or is terminated “for cause” prior to the vesting date.

The 1996 Stock Incentive Plan

The 1996 Stock Incentive Plan allows for the grant of a variety of stock incentive instruments, including non-qualified and incentive stock options, stock appreciation rights, restricted stock and performance shares. The Compensation Committee has made grants of stock options to the Company’s key executives to create a direct link between stockholder and executive interests, specifically by focusing executive attention on increasing stockholder value. The Committee also made a grant of stock options to key executives in fiscal 2004 in furtherance of aligning the executives’ interests with those of the stockholder.

Also in fiscal 2004, the Compensation Committee granted restricted stock to Messrs. Kachur, Flynn and Hamlin. The restricted stock contains a four-year or five year vesting period, and is forfeitable if the recipient leaves the Company under certain conditions. The restricted stock grant is intended to provide a long-term retention incentive to the recipient.

In determining stock option and restricted stock awards, the Committee considers such factors as:

•	Median competitive award levels for comparable companies.

•	The need to attract, motivate, and retain managers, technical, and research and development talent as well as other professionals.

•	Company and individual performance.

The Company also awards time-lapse restricted stock grants in special circumstances, such as to attract and retain newly hired executives and in other similar non-recurring situations.

Chief Executive Officer Compensation

Mr. Kachur was paid a base salary of $494,766 for fiscal 2004.

For performance in fiscal 2004, Mr. Kachur received a payment under the EMIP of $450,800. This payment was calculated from a predetermined formula based on Corporate net income set by the Compensation Committee and certified by the Compensation Committee in accordance with the provisions of IRC Section 162(m). In addition, Mr. Kachur received a payment from the MIP of $350,000 based on the Compensation Committee’s judgment on his achievement of individual goals and objectives during 2004.

Mr. Kachur received 23,000 time-lapsed restricted shares in fiscal 2004 and is forfeitable if he leaves the Company under certain conditions. In determining this grant, the Compensation Committee wanted to ensure that Mr. Kachur’s long-term incentive compensation was delivered through stock price appreciation in order to establish a strong financial link between Mr. Kachur and the Company’s shareholders.

Internal Revenue Code Section 162(m)

A 1993 IRC amendment caps the allowable federal income tax deduction for compensation paid to each of the proxy-reported officers of a public company. The deduction limit, effective since 1994, does not apply to compensation paid under a plan that meets certain requirements for performance-based compensation. These requirements include:

•	Compensation payable based upon the attainment of one or more pre-established objective performance goals;

•	Performance goals established by a Compensation Committee of the Board of Directors that is comprised solely of two or more “outside directors;”

•	The terms of the compensation and the performance criteria are disclosed to and approved by stockholders before payment;

•	The Compensation Committee certifies in writing that the performance goals have been satisfied before payment.

The Compensation Committee’s general policy is to structure the major components of the Company’s incentive compensation programs to satisfy the requirements of performance-based compensation and preserve the deductibility of compensation paid to executive officers on an ongoing basis.

To implement the above policy, the Company sought and received stockholder approval of the 1996 Stock Incentive Plan and the EMIP. Furthermore, in 1999 and 2003, the Company sought and received stockholder approval to increase the number of shares available for awards under the 1996 Stock Incentive Plan. Such approvals preserved the tax deductibility of stock options, performance shares and annual incentive awards awarded to the Company’s executive officers under the EMIP. The 1996 Stock Incentive Plan links compensation to the achievement of key financial objectives to motivate employees and increase stockholder value.

By:	The Compensation and Pension Committee

C. Edward Midgley, Chairman	Dr. Charles L. Cooney	David L. Swift
Joel B. Alvord	John M. Galvin

Employment Agreements

On December 1, 2000, the Company entered into a written agreement to employ Mark G. Kachur as President and Chief Executive Officer. Mr. Kachur’s Employment Agreement was amended, effective November 30, 2004, and will expire on June 1, 2005. The Employment Agreement, as amended, provides for the payment of a base salary of $550,000 which can be increased at the discretion of the Company. Additionally, Mr. Kachur will be eligible to (1) receive annual incentives as part of the EMIP and the MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Kachur provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Kachur will receive a lump sum payment equal to two times his then recent annual cash compensation. Finally, Mr. Kachur will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans and long-term disability plans.

On June 1, 2004, the Company entered into a written agreement to employ Timothy B. Carney as Senior Vice President – Worldwide Water Group. Mr. Carney’s Employment Agreement expires on November 30, 2008. The Employment Agreement provides for the payment of a base salary of $225,000, which can be increased at the discretion of the Company. Additionally, Mr. Carney will be eligible to (1) receive annual cash incentives as part of the MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Carney provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Carney will receive a lump sum payment equal to two times his then recent annual cash compensation. Finally, Mr. Carney will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans, and long-term disability plans.

On December 1, 2001, the Company entered into a written agreement to employ Frederick C. Flynn, Jr. as Senior Vice President-Finance & Administration and Chief Financial Officer. Mr. Flynn’s Employment Agreement expires on November 30, 2005. The Employment Agreement provides for the payment of a base salary of $277,160, which can be increased at the discretion of the Company. Additionally, Mr. Flynn will be eligible to (1) receive annual cash incentives as part of the EMIP and the MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Flynn provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Flynn will receive a lump sum payment equal to two times his then recent annual cash compensation. Finally, Mr. Flynn will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans, and long-term disability plans.

On December 1, 2001, the Company entered into a written agreement to employ Thomas J. Hamlin as Senior Vice President-Research & Development. Mr. Hamlin’s Employment Agreement expires on November 30, 2005. The Employment Agreement provides for the payment of a base salary of $186,500, which can be increased at the discretion of the Company. Additionally, Mr. Hamlin will be eligible to (1) receive annual cash incentives as part of the MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Hamlin provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Hamlin will receive a lump sum payment equal to two times his then recent annual cash compensation. Finally, Mr. Hamlin will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans, and long-term disability plans.

Change of Control Agreements

The Company has entered into change of control agreements (“Agreements”) with Messrs. Kachur, Flynn, Hamlin, Carney, Doina and eight other key executives (the “Executives”). Under the Agreements, following a “Change of Control” (as defined in the Agreements), if the Executives are terminated without cause or if the Executives terminate their own employment for certain reasons, the Executives could receive (in addition to certain other benefits described below) (i) accrued and unpaid base salary and a pro rata portion of either their current annual incentive or the average of their two highest annual incentives during the five preceding years; (ii) one and one-half to three times the sum of their base salary and either their current annual incentive or the average of their two highest annual incentives during the five preceding years; (iii) the value of any shares, dividends or other property payable assuming maximum performance with respect to any performance shares held by the Executives; (iv) the actuarial value of accrued benefits under the supplemental executive retirement plan; (v) all vested nonforfeitable amounts owing under any comprehensive benefit plans; (vi) continuation of certain benefits for two or three years, such as medical benefits; and (vii) certain other benefits and payments. If a Change of Control occurs, the Company is obligated to set aside, in trust, sufficient assets to fund all obligations under the Agreements. In addition, payments received by the Executives in connection with a Change of Control could be “grossed up” for any excise taxes imposed by the “parachute payment” provisions of the IRC. Under the Agreements, each of the Executives has agreed not to compete with the Company for a stated period of time or to reveal proprietary information.

Relationships and Related Transactions

Mr. Kachur’s son, Matthew Kachur, is an employee of the Company. In fiscal 2004, Matthew Kachur’s compensation, including salary and bonus, totaled $60,885.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of directors (the “Audit Committee”) is comprised of the four directors named below. Each member of the Committee is an independent director as defined by the NASDAQ rules. The Committee has a written charter which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the audited financial statements with management, which has the primary responsibility for the financial statements, and also with the independent auditors. The Committee has discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received written disclosures and a letter from the independent auditors regarding the auditors’ independence, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with the auditors their independence. Based upon the review and discussions of the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

By:	The Audit Committee

John M. Galvin, Chairman	C. Edward Midgley
Dr. Charles L. Cooney	David L. Swift

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns during the period commencing on October 31, 1999 and ending on October 31, 2004, for the Company, the Russell 2000 Index, and the Company’s Peer Group. The comparison assumes $100 was invested on October 31, 1999, in the Common Stock, the Russell 2000, and the Peer Group and assumes the reinvestment of all dividends, if any.

CUNO vs. RUSSELL 2000; PEER GROUP

Comparison of Cumulative Total Return

	October 31, 1999	October 31, 2000	October 31, 2001	October 31, 2002	October 31, 2003	October 31, 2004
CUNO	100.00	126.88	129.69	155.40	199.56	287.57
RUSSELL 2000[1]	100.00	117.40	102.58	90.72	130.04	145.31
OLD PEER GROUP[2]	100.00	115.49	119.05	91.49	122.16	132.27
NEW PEER GROUP	100.00	107.79	111.40	91.68	120.82	154.78

[1]	The Russell 2000 Index is a market-weighted index comprising approximately 2,000 common stocks issued by a wide range of smaller capitalization U.S. companies.

[2]	The Peer Group Index represents public companies against which the Company competes and includes Calgon Carbon Corporation, Ionics Inc., Millipore Corp., Osmonics, Inc., and Pall Corporation. From the second quarter of fiscal year 2003 forward, the Peer Group Index excludes Osmonics, Inc., as Osmonics, Inc. shares were no longer publicly-traded following the acquisition of Osmonics, Inc. by GE Specialty Materials, a unit of General Electric Company, effective February 28, 2003.

SECURITY OWNERSHIP OF MANAGEMENT

The directors, nominees for the office of director, the Named Executive Officers, and all directors and executive officers as a group were the beneficial owners of Common Stock, as of December 31, 2004, as set forth below:

	Amount and Nature of Beneficial Ownership		Percent of Voting Shares
Joel B. Alvord	47,647	(2)	*
Timothy B. Carney	59,729	(1)(2)(3)	*
Charles L. Cooney	18,146	(2)	*
Anthony C. Doina	43,906	(1)(2)	*
Frederick C. Flynn, Jr.	152,050	(1)(2)	*
John M. Galvin	36,614	(2)	*
Thomas J. Hamlin	44,043	(1)(2)	*
Mark G. Kachur	243,466	(1)(2)	1.4%
C. Edward Midgley	40,184	(2)(4)	*
David L. Swift	35,142	(2)	*
All Directors and Executive Officers as a group (11 people)	720,927		4.2%

*	Less than 1%.

(1)	Includes the following number of shares of Common Shares (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the trustee acting under the provisions of the Company 401(k) Plan: Mr. Carney 2,757 shares, Mr. Doina 1, 632 shares; Mr. Flynn 2,852 shares; Mr. Hamlin 390 shares; and Mr. Kachur 1,723 shares.

(2)	Includes shares of Common Stock acquirable within 60 days of December 31, 2004, upon exercise of options issued under the Company’s 1996 Stock Incentive Plan as follows: Mr. Alvord 12,000 shares; Mr. Carney 38,532 shares; Dr. Cooney 8,000 shares; Mr. Doina 34,522 shares; Mr. Flynn 76,026 shares; Mr. Galvin 12,000 shares; Mr. Hamlin 28,533 shares; Mr. Kachur 101,038 shares’ Mr. Midgley 12,000 shares; and Mr. Swift 12,000 shares.

(3)	Does not include 500 shares of Common Stock owned by Mr. Carney’s wife.

(4)	Does not include 10,000 shares of Common Stock owned by Mr. Midgley’s wife.

The following table provides information as of October 31, 2004 related to our equity compensation plans in effect at that time.

Equity Compensation Plan Information(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity Compensation Plans Approved by Security Holders	1,370,332	25.53	1,098,375
Equity Compensation Plans Not Approved by Security Holders	-0-	-0-	-0-
Total	1,370,332	25.53	1,098,375

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Common	Columbia Wanger Asset Management LP 227 West Monroe Suite 3000 Chicago, IL 60606	1,287,400	(2)	7.64%

Common	Brown Capital Management 1201 North Calvert Street Baltimore, MD 21202	1,231,090	(3)	7.30%

Common	Neuberger Berman LLC 605 Third Avenue New York, NY 10158	528,880	(4)	6.42%

(1)	The information contained in this Table was obtained from SEC filings made by the above persons.

(2)	Columbia Wanger Asset Management LP has sole investment authority over all shares and shared voting power over all shares.

(3)	Brown Capital Management has sole investment authority over all shares. Shared voting power over 625,390 shares.

(4)	Neuberger Berman LLC has sole investment authority over all shares. Sole voting power over 357,480 shares and shared voting power over 171,400 shares.

PROPOSAL 2

REAPPROVAL OF PERFORMANCE GOALS IN THE EMIP

As described under “Executive Compensation - Annual Incentive Compensation,” the EMIP is a performance-based plan in which payouts are set in accordance with the requirements of Section 162(m) of the IRC. In accordance with the requirements of regulations under Section 162(m) of the IRC, the performance goals are being submitted to the stockholders for reapproval.

The EMIP provides annual incentive compensation opportunities to selected senior executives based solely on the achievement of predetermined financial performance objectives, including corporate operating and net income, return on net sales, return on assets and/or cash flow. The Compensation Committee is responsible for selecting the financial performance objective or objectives to be used for each award under the EMIP. The Compensation Committee establishes the specific target to be achieved for each goal specified in an award in order for a payment to be made and the percentage (up to 100%) of base salary that would be paid if that goal is achieved (the “Award Target”). If 80% of the pre-established goal is achieved, the minimum payment of 25% of the Award Target would be paid. For performance above the target for the goal, the Compensation Committee can increase the percentage of the Award Target paid to the participant up to a maximum of 200% of the Award Target in respect to any fiscal year for achievement of 150% of the goal for that financial performance objective. Messrs. Kachur and Flynn are currently the only participants in the EMIP.

If this proposal is approved, the performance goals described in the preceding paragraph will continue to be used by the Compensation Committee in administering the EMIP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF REAPPROVAL OF THE PERFORMANCE GOALS IN THE EMIP.

PROPOSAL 3

SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 31, 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will also be available to respond to appropriate questions from stockholders.

Unless contrary instructions are noted on the proxy, it will be voted to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending October 31, 2005. The affirmative vote of the holders of a majority of the voting shares represented at the Annual Meeting is required for such ratification. THE AUDIT COMMITTEE RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF AUDITORS.

Fees paid for services provided by PricewaterhouseCoopers LLP, the Company’s independent accountant, during the fiscal year ended October 31, 2004 were as follows:

Audit Services

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal year ended October 31, 2004, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year, and for statutory audits of certain international subsidiaries were $474,080.

Audit Related Services

Fees for audit related services billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended October 31, 2004 amounted to $76,100.

Tax Services

Tax fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended October 31, 2004 amounted to $85,800. The Audit Committee has determined that the fees paid to PricewaterhouseCoopers LLP for tax services are compatible with maintaining PricewaterhouseCoopers’ independence.

All Other Services

For services other than those that qualify as audit services, audit related services or tax services billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended October 31, 2004 amount to $15,000. The Audit Committee has determined that the fees paid to PricewaterhouseCoopers LLP for such other services are compatible with maintaining PricewaterhouseCoopers’ independence.

ANNUAL REPORT TO STOCKHOLDERS

The annual report of the Company and its subsidiaries for the fiscal year ended October 31, 2004, including financial statements reflecting the financial position and operations of the Company and its subsidiaries for that year, is being mailed to stockholders simultaneously with this Proxy Statement. The annual report is not deemed to have been filed with the Securities and Exchange Commission and is not part of this proxy.

2006 ANNUAL MEETING OF STOCKHOLDERS

The deadline for receipt by the Company of stockholders’ proposals for inclusion in the Company’s Proxy Statement and form of proxy for its 2006 annual meeting of stockholders (the “2006 Meeting”) is September 27, 2005. No stockholder proposal will be considered at the 2005 Meeting unless proper notice is received by the Company between November 11, 2005 and December 11, 2005 in compliance with the Company’s Bylaws. The Company form of proxy for the 2006 Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals; and, the Proxy Statement will advise how the proxies intend to vote on any timely stockholder proposals which are not included in the Company’s Proxy Statement and form of proxy.

FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED BY STOCKHOLDERS, WITHOUT CHARGE, ON WRITTEN REQUEST DIRECTED TO THE SECRETARY, CUNO INCORPORATED, 400 RESEARCH PARKWAY, MERIDEN, CONNECTICUT 06450.

OTHER MATTERS

The Board of Directors does not know of any matters of business to be presented for action at the Annual Meeting other than as set forth above. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matters that may properly be brought before the Annual Meeting.

SOLICITATION OF PROXIES

The enclosed form of proxy is solicited by the Board of Directors. Shares represented by the proxy will be voted at the Annual Meeting in accordance with the shareholder’s written instructions. The cost of preparing, printing, assembling and mailing will be paid by the Company. Officers, directors or other employees of the Company, without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable. The Company will also request brokers, banks and other nominees to send proxy material to and obtain proxies from their principals, and it will reimburse such persons for their expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company’s Common Stock of record to forward proxy solicitation material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co., Inc. a fee estimated not to exceed $6,000 plus reimbursement of expenses.

Please promptly vote your proxy to ensure that your shares will be voted at the Annual Meeting. Your proxy may be voted by telephone, Internet, or mail, as indicated on the Proxy Card. We also hope that you will attend the Annual Meeting.

BY THE ORDER OF THE BOARD OF DIRECTORS

/s/ JOHN A. TOMICH
JOHN A. TOMICH
General Counsel and Secretary

Meriden, Connecticut

February 2, 2005

Appendix A

CUNO Incorporated

AUDIT COMMITTEE CHARTER

Organization

This Charter governs the operations of the Audit Committee (the “Committee”) in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information prepared by CUNO Incorporated (the “Company”) in a timely manner. The Committee shall review and reassess the Charter and obtain the approval of the Board of Directors at least annually. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall meet the independence requirements of NASDAQ and the Securities Exchange Act of 1934 (the “Exchange Act”) in effect from time to time, and in the event of any conflict between the foregoing standards and NASDAQ, the standards of NASDAQ shall govern the composition of the Committee. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. It shall also have such functions as are provided by NASDAQ, the Securities and Exchange Commission (“SEC”) and the Federal Securities laws.

It is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Relationship with Outside Auditors

The outside auditors are accountable to the Audit Committee, as representatives of the Company’s stockholders and the Board, and shall report directly to the Committee. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditors (including resolution of disagreements between management of the Company and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All auditing services and non-audit services provided to the Company by the outside auditors shall be preapproved by the Committee in accordance with such rules or limitations the Committee adopts. In no event shall the Committee or the Company use the outside auditors for prohibited services. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the full Committee at its next meeting.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. The Audit Committee stands at the intersection of management, independent auditors, internal auditors and the Board. The Audit Committee plays an important role in the financial reporting process and in assisting the Company’s management and the independent auditors. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will take the appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior, and shall meet at least four times annually, or more frequently as circumstances dictate.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The Committee shall:

Outside Auditors

•	Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee, as representatives of the Company’s stockholders and the Board. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board or its equivalent. Annually, the Committee shall select the Company’s independent auditors.

•	Discuss with the persons responsible for the internal audit function (“internal auditors”) and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their audits.

•	Obtain and review a report from the outside auditors at least annually as to (a) all critical accounting policies to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditors, and (c) other material written communications between the outside auditors and management of the Company, including management letters and schedules of unadjusted differences.

•	Require the rotation of the partners of the outside auditors in accordance with the requirements of the Exchange Act and SEC rules.

•	Review the Company’s hiring of employees or former employees of the outside auditors who participated in any capacity in the audits of the Company.

•	Have the authority to engage and determine funding for outside legal, accounting or other advisors as it determines necessary to carry out its functions.

Documents/Reports Review

•	Review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

•	Review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	Review the disclosures concerning the Committee and its operations as may be required for inclusion in proxy materials distributed by the Company in connection with meetings of its stockholders.

Financial Reporting/Internal Controls

•	Consult with the outside auditors concerning the completeness and accuracy of the Company’s financial statements and the quality of the Company’s accounting principles as applied in its financial statements and reporting. Review any significant judgments made in management’s preparation of the financial statements and the view of the outside auditors as to the appropriateness of such judgments.

•	Review any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of the outside auditors’ work or access to reviewed information.

•	Review any disagreements between management and the outside auditors in connection with any public announcements of financial results and quarterly and annual financial statements and reports.

•	Review changes to the Company’s accounting principles as recommended by the outside auditors or management.

•	Review with the outside auditors and internal audit staff the adequacy of the Company’s system of internal controls and disclosure controls and procedures, including computerized information system controls and security, and any related significant findings and recommendations of the outside auditors, together with management’s responses thereto.

•	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other

•	Investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

•	Perform any other activities consistent with this Charter, the Company’s By-laws, or governing law as the Committee or the Board deems necessary or appropriate.

•	Perform an annual self-assessment.

Appendix B

CUNO Incorporated

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

I. Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company.

Proposed services either: may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”); or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches in this Policy will result in an effective and efficient procedure to pre-approve services performed by the independent auditor. As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee.

II. Delegation

The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III. Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

IV. Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee may grant general pre-approval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; and assistance with internal control reporting requirements.

V. Tax Services

The independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. Hence, the Audit Committee believes it may grant general pre-approval to those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence.

All Tax services involving large and complex transactions must be specifically pre-approved by the Audit Committee, including: tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI. All Other Services

Based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, certain other types of non-audit services are permitted. Accordingly, the Audit Committee may grant general pre- approval to those permissible non-audit services classified as All Other services that are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit I. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

VIII. Procedures

All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Controller and must include a detailed description of the services to be rendered. The Controller will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Controller.

The Audit Committee has designated the Internal Auditor to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The Internal Auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both the Internal Auditor and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of the Internal Auditor or any member of management.

The Audit Committee will also review the Internal Auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent auditor’s services.

Exhibit I

Prohibited Non-Audit Services

1.	Bookkeeping	-	The rule prohibits maintaining or preparing the audit client’s accounting records, and preparing the client’s financial statements or the source data underlying the financial statements.

2.	Financial Information Systems Design and Implementation	-	The rule prohibits operating or supervising the operation of an audit client’s information system or managing the audit client’s local area network.

3.	Appraisal or Valuation, Fairness Opinion, or Contribution-in-Kind Reports	-	The rule generally prohibits these services, although the SEC continues to permit valuations for non-financial reporting purposes, including transfer-pricing studies, cost segregation studies, and other tax-only valuations.

4.	Actuarial Services	-	The rule prohibits services involving the determination of amounts recorded in the financial statements and related accounts.

5.	Internal Audit Outsourcing	-	The rule prohibits any internal audit service that has been outsourced by an audit client that relates to the audit client’s internal accounting controls, financial systems, or financial statements.

6.	Management Functions	-	The rule prohibits acting, temporarily or permanently, as a director, officer, or employee of an audit client, or performing any decision-making, supervisory, or ongoing monitoring function for the audit client.

7.	Human Resources	-	Although titled “Human Resources”, the rule solely prohibits executive recruiting services and does not represent a significant change from the 2000 rules.

8.	Broker-Dealer	-	The rule prohibits: acting as a broker/dealer (registered or unregistered), promoter, or underwriter on behalf of an audit client; making investment decisions on behalf of the audit client or otherwise having discretionary authority over an audit client’s investments; executing a transaction to buy or sell an audit client’s investment; or having custody of assets of the audit client, such as taking temporary possession of securities purchased by the audit client.

9.	Legal Services	-	The rule prohibits providing a service to an audit client that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is provided.

10.	Expert Services	-	The rule prohibits expert services - such as providing expert testimony or opinions - where the purpose of the engagement is to advocate the client’s position in an adversarial proceeding or where the accountant is part of the “team” that “has been assembled to advance or defend the client’s interests” in an adversarial proceeding.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Admission Ticket

You must present this ticket to gain entry into the Annual Meeting.

Your vote is important. Please vote immediately.

Vote-by-lnternet		Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/cuno	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[CUNCM-CUNO INCORPORATED] [FILE NAME: ZCUN41.ELX] [ZCUNOI] [VERSION-(2)] [01/12/05] [orig. 01/10/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCUN41

☒	Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES AS DIRECTORS, AND FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS.

The Board of Directors recommends a vote FOR the election of all the nominees as directors and FOR Proposals 2 and 3.				2. REAPPROVE THE PERFORMANCE GOALS IN THE EXECUTIVE MANAGEMENT INCENTIVE PLAN.	FOR	AGAINST	ABSTAIN
1. Election of Directors.
					☐	☐	☐

				3. RATIFY SELECTION OF PRICEWATERHOUSE- COOPERS, LLP AS INDEPENDENT AUDITORS.	☐	☐	☐
Nominees: (01) C. Edward Midgley and (02) Frederick C. Flynn, Jr.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

☐
If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators, trustees, attorneys, etc. should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.

Signature:	Date:	Signature:	Date:

Annual Meeting of Shareholders of CUNO INCORPORATED March 3, 2005
Four Points by Sheraton Meriden 275 Research Parkway, Meriden, Connecticut beginning at 10:00 a.m.

Directions to the Four Points By Sheraton Meriden:

Traveling North: Interstate 91 to Exit 16. At end of ramp, turn right. Turn right at first light onto Pomeroy Ave. Hotel is 0.5 miles on the right.

Traveling South: Interstate 91 to Exit 17. At end of ramp, turn left. Turn right at second light onto Pomeroy Ave. Hotel is 0.5 miles on the right.

Traveling East: Interstate 84 to Exit 27. Take Interstate 691 E to Exit 10. Stay in right lane and take the first Exit 67 W, East Main St. Turn left at the end of the exit. Turn right at the second right onto Pomeroy Ave. Hotel is 0.5 miles on the right.

Traveling West: Interstate 84 W into Hartford to Exit 86 (Interstate 91 S). Travel Interstate 91 S to Exit 17. At end of the ramp, turn left. Turn Right at second right onto Pomeroy Ave. Hotel is 0.5 miles on the right.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCUN42

PROXY

CUNO INCORPORATED

400 Research Parkway

Meriden, Connecticut 06450

Solicited on Behalf of the Board of Directors

For the Annual Meeting of Stockholders, March 3, 2005

The undersigned hereby appoints Mark G. Kachur, Thomas J. Hamlin, and Timothy B. Carney, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of CUNO Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CUNO Incorporated to be held at the Four Points By Sheraton Meriden, 275 Research Parkway, Meriden, Connecticut on Thursday, March 3, 2005, at 10:00 a.m., or any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE